                                                                    Exhibit (b)

                          AEW Real Estate Income Fund
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended July 31, 2007 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                         By:
President and Chief Executive Officer       Treasurer
AEW Real Estate Income Fund                 AEW Real Estate Income Fund

/s/ John T. Hailer                          /s/ Michael C. Kardok
-------------------------------------       -----------------------------
John T. Hailer                              Michael C. Kardok

Date: September 25, 2007                    Date: September 25, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the AEW Real Estate Income Fund and will be retained by the AEW Real Estate Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.